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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 30, 1997

                              DIPLOMAT CORPORATION
             (Exact name of registrant as specified in its charter)


   DELAWARE                        0-22432                     13-3727399
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)


                               25 KAY FRIES DRIVE
                              STONY POINT, NY 10980
          (Address of principal executive offices, including zip code)

                                 (914) 786-5552
              (Registrant's telephone number, including area code)





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On October 30, 1997, the registrant, Diplomat Corporation (the "Company"), through a wholly-owned subsidiary, Brownstone Holdings, Inc. ("BHI"), completed the purchase of substantially all of the remaining assets of Jean Grayson's Brownstone Studio, Inc. ("Brownstone Studio") and Wilroy, Inc. ("Wilroy"), which are under common control, (Brownstone Studio and Wilroy are collectively referred to herein as "Brownstone") for total consideration of the assumption of approximately $5,250,000 secured debt, the grant of 200,000 stock options, and the issuance of 17,500 shares of the Company's common stock pursuant to an Asset Purchase Agreement (the "Purchase Agreement") with Brownstone, as amended at the Bankruptcy Court hearing described below. The consideration paid was determined on the basis of arm's-length negotiations between the parties.

     Brownstone Studio was engaged in the business of selling upscale women's apparel and accessories through a mail order catalogue and through a single outlet store located in Secaucus, New Jersey. Wilroy has been the supplier of approximately half of Brownstone Studio's merchandise. On February 26, 1997, Brownstone filed voluntary petitions for relief under Chapter 11 of the United States bankruptcy laws. Prior to consummating the sale of Brownstone's assets, the sale was approved by the Bankruptcy Court at a hearing on October 24, 1997.

     Under the Purchase Agreement, BHI acquired substantially all of the assets of Brownstone, including the inventory, tradenames and customer lists. BHI did not assume the lease of Brownstone's facilities. The inventory and other tangible assets acquired were relocated to other facilities. The Company anticipates hiring less than 10% of the approximately 250 persons employed by Brownstone prior to the bankruptcy filing. Further, as has been its practice, the Company will continue to acquire its merchandise from external sources and not from Wilroy.

     As consideration for the assets, BHI assumed secured debts owed to Congress Financial Corporation in the approximate amount of $5,250,000, which includes approximately $2,000,000 junior participation purchased from Congress by Robert
M. Rubin, the Company's Chairman, and Jay M. Kaplowitz, a principal of the Company's outside law firm. The Company also granted to Brownstone options to acquire 200,000 shares of the Company's common stock exercisable at $3.9375 per share. The holders' right to exercise the options expires October 29, 2000. The Company also issued 17,500 shares of common stock to a third party creditor of Brownstone.

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ITEM 7.  EXHIBITS

99.1 Asset Purchase Agreement dated as of September 24, 1997 by and among Diplomat Corporation and Jean Grayson's Brownstone Studio, Inc. and Wilroy Inc.

99.2 Bill of Sale provided by Jean Grayson's Brownstone Studio, Inc. and Wilroy, Inc.

99.3 Assignment and Assumption Agreement dated October 30, 1997 between Brownstone Holdings, Inc., Jean Grayson's Brownstone Studio, Inc. and Wilroy, Inc.

99.4 Loan and Security Agreement by and among Congress Financial Corporation and Jean Grayson's Brownstone Studio, Inc. dated February 28, 1997, as amended September 17, 1997.

99.5 Junior Participation Agreement between Congress Financial Corporation, Robert M. Rubin and Jay M. Kaplowitz dated September 17, 1997.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 13, 1997


                                             DIPLOMAT CORPORATION



                                             By:  /s/ JONATHAN ROSENBERG
                                                ------------------------
                                                      Jonathan Rosenberg
                                                      President








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                                INDEX TO EXHIBITS


NO.      DESCRIPTION

99.1 Asset Purchase Agreement dated as of September 24, 1997 by and among Diplomat Corporation and Jean Grayson's Brownstone Studio, Inc. and Wilroy Inc.

99.2 Bill of Sale provided by Jean Grayson's Brownstone Studio, Inc. and Wilroy, Inc.

99.3 Assignment and Assumption Agreement dated October 30, 1997 between Brownstone Holdings, Inc., Jean Grayson's Brownstone Studio, Inc. and Wilroy, Inc.

99.4 Loan and Security Agreement by and among Congress Financial Corporation and Jean Grayson's Brownstone Studio, Inc. dated February 28, 1997, as amended September 17, 1997.

99.5 Junior Participation Agreement between Congress Financial Corporation, Robert M. Rubin and Jay M. Kaplowitz dated September 17, 1997.